Exhibit 3.01

                   CERTIFICATE OF INCORPORATION
                                OF
                          GAVELLA CORP.


                            ARTICLE I
                               NAME

     The name of the Corporation is: GAVELLA CORP.

                            ARTICLE II
                        REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of the Corporation's registered agent at that address is The Corporation Trust Company.

                           ARTICLE III
                             BUSINESS

     The purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "GCL").


                            ARTICLE IV
                     AUTHORIZED CAPITAL STOCK

     The total number of shares of stock that the Corporation shall have the authority to issue is Three Million (3,000,000) shares of Common Stock, par value $.001 per share ("Common Stock"), amounting in the aggregate to Three Thousand Dollars ($3,000).
     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of
Section 242(b)(2) of the GCL, and no vote of the holders of the Common Stock voting separately as a class shall be required therefor.
                            ARTICLE V
          ADDRESS OF INCORPORATORS AND INITIAL DIRECTORS

The name and mailing address of each incorporator is as follows:
NAME                     MAILING ADDRESS

M.A. Brzoska             1209 Orange Street, Wilmington, Delaware 19801
L.J. Vitalo              1209 Orange Street, Wilmington, Delaware 19801
D.J. Murphy              1209 Orange Street, Wilmington, Delaware 19801

     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:
NAME                     MAILING ADDRESS

Harry J. Santoro        215 West Main Street, Maple Shade, NJ  08052
Stephen M. Robinson     172 Tuckerton Road, Medford, NJ   08055

                            ARTICLE VI
                      ELECTION OF DIRECTORS

     A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. The total number of directors constituting the entire Board shall be not less than one (1) nor more than fifteen (15), with the then-designated number of directors being fixed from time to time by or pursuant to a resolution passed by the Board. Members of the Board shall hold office until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal.

     B. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
     C. Newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
     D. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.



                           ARTICLE VII
                     MEETINGS OF STOCKHOLDERS

     A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, or by the Board pursuant to a resolution adopted by the Board. Special meetings of stockholders may not be called by any other person or persons or in any other manner. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     B. In addition to the powers conferred on the Board by this Certificate of Incorporation and by the GCL, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation:

     To make, alter or repeal the by-laws of the corporation.
     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.
     When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
                           ARTICLE VIII
                     LIMITATION OF LIABILITY

     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware GCL, or (iv) for any transaction from which the director derived any improper personal benefit.


     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                            ARTICLE IX
          BOARD CONSIDERATIONS UPON SIGNIFICANT EVENTS

     The Board, when evaluating any (A) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation, or (B) proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, may take into account all factors that the Board deems relevant, including, without limitation, to the extent so deemed relevant, the potential impact on employees, customers, suppliers, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation operates.


                            ARTICLE X
                             DURATION

     The corporation is to have perpetual existence.



     WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 21st day of June, 2000.


                                     /s/ M.A. BRZOSKA


                                     /s/ L.J. VITALO


                                     /s/ D.J. MURPHY